Exhibit 99.2

Unaudited Pro Forma Financial Statements

The following Unaudited Pro Forma Financial Statements are based on Red Lion Hotels Corporation’s (the “Company’s”) historical consolidated results of operations and financial position, adjusted to give effect to the Asset Sale, as defined in Item 2.01 of this Form 8-K, as if it had been completed on June 30, 2017 with respect to the pro forma unaudited condensed balance sheet and as of January 1, 2014 with respect to the pro forma unaudited condensed statements of operations.

The Unaudited Pro Forma Financial Statements and the accompanying notes should be read together with the Company’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2016, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (“Annual Report”) and its unaudited condensed consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2017 and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company's Quarterly Report on Form 10-Q ("Quarterly Report") for the six months ended June 30, 2017. The Unaudited Pro Forma Financial Statements may differ materially from the future financial position or results of operations due to a number of factors described in “Risk Factors” under Item 1A of Part 1 of our Annual Report and “Forward-Looking Statements” under Item 1 of Part 1 of our Annual Report.

Red Lion Hotels Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

June 30, 2017

	As Reported	Less: Deconsolidation of the Entertainment Segment		Add: Pro Forma Adjustments		Pro Forma
ASSETS	(in thousands)
Current assets:
Cash and cash equivalents	$32,198	$(8,527)	(a)	$4,700	(b)	$28,371
Restricted cash	12,940	-		-		12,940
Accounts receivable, net	14,933	(1,429)	(a)	-		13,504
Accounts receivable from related parties	1,575	-		-		1,575
Notes receivable, net	1,600	-		-		1,600
Inventories	663	(16)	(a)	-		647
Prepaid expenses and other	4,482	(494)	(a)	300	(b)	4,288
Total current assets	68,391	(10,466)		5,000		62,925
Property and equipment, net	206,267	(225)	(a)	-		206,042
Goodwill	12,566	(3,161)	(a)	-		9,405
Intangible assets	51,823	(6)	(a)	-		51,817
Other assets, net	2,153	(225)	(a)	300	(b)	2,228
Total assets	$341,200	$(14,083)		$5,300		$332,417

LIABILITIES
Current liabilities:
Accounts payable	$6,529	$(402)	(a)	$-		$6,127
Accrued payroll and related benefits	6,352	(156)	(a)	-		6,196
Other accrued entertainment liabilities	9,215	(9,215)	(a)	-		-
Other accrued liabilities	5,557	(83)	(a)	-		5,474
Long-term debt, due within one year	15,030	-		-		15,030
Contingent consideration for acquisition due to related party, due within one year	6,785	-		-		6,785
Total current liabilities	49,468	(9,856)		-		39,612
Long-term debt, due after one year, net of debt issuance costs	96,027	-		-		96,027
Contingent consideration for acquisition due to related party, due after one year	4,443	-		-		4,443
Deferred income and other long term liabilities	1,891	-		-		1,891
Deferred income taxes	5,980	-		-		5,980
Total liabilities	157,809	(9,856)		-		147,953

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Red Lion Hotels Corporation stockholders' equity
Preferred stock - 5,000,000 shares authorized; $0.01 par value; no shares issued or outstanding	-	-		-		-
Common stock - 50,000,000 shares authorized; $0.01 par value; 23,564,176 and 23,434,480 shares issued and outstanding	235	-		-		235
Additional paid-in capital, common stock	172,350	-		-		172,350
Accumulated deficit	(19,657)	(4,227)	(a)(c)	5,300	(c)	(18,584)
Total Red Lion Hotels Corporation stockholders' equity	152,928	(4,227)		5,300		154,001
Noncontrolling interest	30,463	-		-		30,463
Total stockholders’ equity	183,391	(4,227)		5,300		184,464
Total liabilities and stockholders’ equity	$341,200	$(14,083)		$5,300		$332,417

Red Lion Hotels Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Six Months Ended June 30, 2017

	As Reported	Less: Deconsolidation of the Entertainment Segment (a)	Pro Forma
	(in thousands)
Revenue:
Company operated hotels	$56,970	$-	$56,970
Other revenues from managed properties	1,993	-	1,993
Franchised hotels	23,331	-	23,331
Entertainment	6,081	(6,081)	-
Other	116	-	116
Total revenues	88,491	(6,081)	82,410
Operating expenses:
Company operated hotels	45,166	-	45,166
Other costs from managed properties	1,993	-	1,993
Franchised hotels	17,402	-	17,402
Entertainment	5,817	(5,817)	-
Other	7	-	7
Depreciation and amortization	9,139	(58)	9,081
Hotel facility and land lease	2,403	-	2,403
Gain on asset dispositions, net	(217)	(4)	(221)
General and administrative expenses	7,708	-	7,708
Acquisition and integration costs	11	-	11
Total operating expenses	89,429	(5,879)	83,550
Operating income (loss)	(938)	(202)	(1,140)
Other income (expense):
Interest expense	(3,995)	-	(3,995)
Other income, net	224	-	224
Total other income (expense)	(3,771)	-	(3,771)
Income (loss) from operations before taxes	(4,709)	(202)	(4,911)
Income tax expense	339	-	339
Net income (loss)	(5,048)	(202)	(5,250)
Net (income) loss attributable to noncontrolling interest	1,378	-	1,378
Net income (loss) attributable to Red Lion Hotels Corporation	$(3,670)	$(202)	$(3,872)

Earnings (loss) per share - basic	$(0.16)		$(0.16)
Earnings (loss) per share - diluted	$(0.17)		$(0.16)

Weighted average shares - basic	23,509		23,509
Weighted average shares - diluted	24,199		24,199

Red Lion Hotels Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2016

	As Reported	Less: Deconsolidation of the Entertainment Segment (a)	Pro Forma
	(in thousands)
Revenue:
Company operated hotels	$117,641	$-	$117,641
Other revenues from managed properties	5,948	-	5,948
Franchised hotels	24,634	-	24,634
Entertainment	15,719	(15,719)	-
Other	128	-	128
Total revenues	164,070	(15,719)	148,351
Operating expenses:
Company operated hotels	91,572	-	91,572
Other costs from managed properties	5,948	-	5,948
Franchised hotels	19,315	-	19,315
Entertainment	13,635	(13,635)	-
Other	42	-	42
Depreciation and amortization	16,281	(186)	16,095
Hotel facility and land lease	4,740	-	4,740
Gain on asset dispositions, net	(2,437)	1	(2,436)
General and administrative expenses	11,109	-	11,109
Acquisition and integration costs	2,112	-	2,112
Total operating expenses	162,317	(13,820)	148,497
Operating income (loss)	1,753	(1,899)	(146)
Other income (expense):
Interest expense	(6,764)	-	(6,764)
Other income, net	483	158	641
Total other income (expense)	(6,281)	158	(6,123)
Income (loss) from operations before taxes	(4,528)	(1,741)	(6,269)
Income tax expense	312	-	312
Net income (loss)	(4,840)	(1,741)	(6,581)
Net (income) loss attributable to noncontrolling interest	163	-	163
Net income (loss) attributable to Red Lion Hotels Corporation	$(4,677)	$(1,741)	$(6,418)

Earnings (loss) per share - basic	$(0.23)		$(0.31)
Earnings (loss) per share - diluted	$(0.23)		$(0.31)

Weighted average shares - basic	20,427		20,427
Weighted average shares - diluted	20,427		20,427

Red Lion Hotels Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2015

	As Reported	Less: Deconsolidation of the Entertainment Segment (a)	Pro Forma
	(in thousands)
Revenue:
Company operated hotels	$116,187	$-	$116,187
Other revenues from managed properties	3,586	-	3,586
Franchised hotels	12,039	-	12,039
Entertainment	11,057	(11,057)	-
Other	51	-	51
Total revenues	142,920	(11,057)	131,863
Operating expenses:
Company operated hotels	92,057	-	92,057
Other costs from managed properties	3,586	-	3,586
Franchised hotels	11,233	-	11,233
Entertainment	10,118	(10,118)	-
Other	35	-	35
Depreciation and amortization	13,315	(254)	13,061
Hotel facility and land lease	6,569	-	6,569
Gain on asset dispositions, net	(17,692)	-	(17,692)
General and administrative expenses	9,819	-	9,819
Acquisition and integration costs	779	-	779
Total operating expenses	129,819	(10,372)	119,447
Operating income	13,101	(685)	12,416
Other income (expense):
Interest expense	(6,979)	-	(6,979)
Loss on early retirement of debt	(2,847)	-	(2,847)
Other income, net	826	(46)	780
Total other income (expense)	(9,000)	(46)	(9,046)
Income from operations before taxes	4,101	(731)	3,370
Income tax expense	85	-	85
Net income	4,016	(731)	3,285
Net (income) loss attributable to noncontrolling interest	(1,297)	-	(1,297)
Net income attributable to Red Lion Hotels Corporation	$2,719	$(731)	$1,988

Earnings per share - basic	$0.14		$0.10
Earnings per share - diluted	$0.13		$0.10

Weighted average shares - basic	19,983		19,983
Weighted average shares - diluted	20,200		20,200

Red Lion Hotels Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2014

	As Reported	Less: Deconsolidation of the Entertainment Segment (a)	Pro Forma
	(in thousands)
Revenue:
Company operated hotels	$118,616	$-	$118,616
Franchised hotels	9,618	-	9,618
Entertainment	17,115	(17,115)	-
Other	77	-	77
Total revenues	145,426	(17,115)	128,311
Operating expenses:
Company operated hotels	94,241	-	94,241
Franchised hotels	7,004	-	7,004
Entertainment	14,785	(14,785)	-
Other	318	-	318
Depreciation and amortization	12,762	(349)	12,413
Hotel facility and land lease	5,210	-	5,210
Gain on asset dispositions, net	(4,006)	-	(4,006)
General and administrative expenses	8,353	-	8,353
Acquisition and integration costs	-	-	-
Total operating expenses	138,667	(15,134)	123,533
Operating income	6,759	(1,981)	4,778
Other income (expense):
Interest expense	(4,575)	-	(4,575)
Loss on early retirement of debt	-	-	-
Other income, net	339	(17)	322
Total other income (expense)	(4,236)	(17)	(4,253)
Income from operations before taxes	2,523	(1,998)	525
Income tax expense	31	-	31
Net income from continuing operations	2,492	(1,998)	494
Discontinued operations:
Loss from discontinued business units, net of income tax of $0	(187)	-	(187)
Loss on disposal of the assets of the discontinued business units, net of income tax	(2)	-	(2)
Net loss from discontinued operations	(189)	-	(189)
Net income	2,303	(1,998)	305
Net (income) loss attributable to noncontrolling interest	-	-	-
Net income attributable to Red Lion Hotels Corporation	2,303	(1,998)	305
Comprehensive income (loss) :
Unrealized loss on cash flow hedge, net of tax	(44)	-	(44)
Comprehensive income	$2,259	$(1,998)	$261

Earnings (loss) per share - basic:
Income from continuing operations attributable to RLHC	$0.13		$0.02
Loss from discontinued operations	(0.01)		(0.01)
Net income attributable to RLHC	$0.12		$0.01

Earnings (loss) per share - diluted
Income from continuing operations attributable to RLHC	$0.13		$0.02
Loss from discontinued operations	(0.01)		(0.01)
Net income attributable to RLHC	$0.12		$0.01

Weighted average shares - basic	19,785		19,785
Weighted average shares - diluted	19,891		19,891

Notes to Unaudited Pro Forma Condensed Financial Information

Note 1 — Basis of presentation

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed financial statements to give effect to pro forma events that are (1) directly attributable to the business disposition, (2) factually supportable and (3) with respect to the unaudited pro forma condensed statements of operations, expected to have a continuing impact on the results following the business disposal.

The disposed business represented a separate, stand-along reporting segment.

Note 2 — The transaction

The company completed the sale of substantially all of the assets and the liabilities of TicketsWest.com, Inc., including WestCoast Entertainment, (TicketsWest or the Entertainment business segment) to Paciolan, LLC (Paciolan) for $6.0 million, resulting in a preliminary gain on sale of approximately $1.1 million, which will be recognized in the fourth quarter of 2017. The final sale price is subject to a working capital adjustment, which is expected to be finalized within 165 days of the closing date.

Note 3 — Pro forma adjustments

The following adjustments have been reflected in the unaudited pro forma condensed financial information:

(a)	Reflects the elimination of the Entertainment segment’s asset and liability balances and results of operations.

(b)	Represents the cash proceeds of $6.0 million, including $0.6 million held in escrow and classified in other current assets ($0.3 million) and other long-term assets ($0.3 million), from Paciolan for purchase of TicketsWest assets, less $0.7 million for transaction related expenses.

(c)	The net of the amounts reflected in retained earnings ($1.1 million) represents the estimated gain on sale of the acquisition, net of transaction costs. The gain is calculated as the net cash received ($5.3 million after payment of transaction related expenses) less the net assets transferred ($4.2 million). Due to the availability of offsetting net operating loss carryforwards, there is no tax expense associated with the gain on sale. As the gain is directly attributable to the disposal and is not expected to have a continuing impact on the Company’s operations, it is only reflected in retained earnings on the pro forma unaudited condensed consolidated balance sheet.